EXHIBIT 16.1

March 23, 2016

U.S. Securities and Exchange Commission

100 F Street, N.E.

Washington DC 20549-7561

Re:	StrikeForce Technologies, Inc.
Commission File Number: 000-55012

Commissioners:

We have read Item 4.01 of Form 8-K dated March 23, 2016, of StrikeForce Technologies, Inc. and are in agreement with the statements contained therein insofar as they relate to our firm.

Very truly yours,

/s/ Li and Company, PC

Li and Company, PC